UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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REGENT COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
April 9, 2007
Dear Stockholder:
     You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Wednesday, May 9, 2007, at 10:00 a.m., local time, at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky.
     Business items to be acted upon at the 2007 Annual Meeting are the election of five directors to serve until the 2008 Annual Meeting, the approval of the appointment of the independent registered public accounting firm for the Company and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.
     We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your proxy in the postage-prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.
     The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the 2007 Annual Meeting.

Sincerely,

/s/ William L. Stakelin

William L. Stakelin
President and
Chief Executive Officer

REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2007
     The 2007 Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 9, 2007, at 10:00 a.m., local time, at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:
     1. A proposal to elect five directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
     2. A proposal to approve the appointment of the firm of Deloitte & Touche LLP (independent auditor) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2007.
     3. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.
     Holders of record of the Company’s common stock at the close of business on March 30, 2007, are entitled to notice of and to vote at the Annual Meeting.
     Enclosed with this Notice are a Proxy Statement, proxy card and the Company’s Annual Report for the year ended December 31, 2006.

By Order of the Board of Directors:

/s/ William L. Stakelin

April 9, 2007	William L. Stakelin
President and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2007
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER SECURITIES FILINGS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER MATTERS

REGENT COMMUNICATIONS, INC.
2000 Fifth Third Center
511 Walnut Street
Cincinnati, Ohio 45202
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 2007
     The Board of Directors of Regent Communications, Inc. (“Regent” or the “Company”) is soliciting proxies from its stockholders for use at the Annual Meeting of Stockholders to be held on May 9, 2007, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 9, 2007. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as March 30, 2007.
     All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted “FOR” the director nominees named therein, “FOR” the proposal to approve Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and in the proxy holders’ best judgment on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving a proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or by delivering a duly executed proxy bearing a later date.
     The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and proxy card, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company’s common stock.
     The Annual Report for the year ended December 31, 2006, including financial statements, is being mailed with this Proxy Statement.
     As of March 30, 2007, there were outstanding 38,635,426 shares of Regent common stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

ELECTION OF DIRECTORS
Size of the Board of Directors
     During the last half of the 2006 year, the Nominating and Corporate Governance Committee continued its ongoing evaluation of the progress of the Company and the Board in ensuring that their corporate governance practices and policies fully comply with both the mandates and the spirit of the Sarbanes-Oxley Act of 2002 and related rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market. Consistent with that objective, the Committee reviewed the actions, time commitments and qualifications, including independence, required of directors going forward to comprise an effective Board of Directors for the Company. In its deliberations, the Committee took into consideration the fact that William H. Ingram and Andrew J. Armstrong, Jr. had resigned from the Company’s Board of Directors in August 2006 after the Company’s repurchase of the Regent common shares owned by Waller-Sutton Media Partners, L.P. Messrs. Ingram and Armstrong were members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P. Upon consideration of all factors, the Nominating and Corporate Governance Committee concluded that the Company’s Board would be able to function effectively and efficiently with five directors, and accordingly, decided to maintain the size of the Board at that number. The Board and the Company are grateful for the valuable contributions that Messrs. Ingram and Armstrong provided to the Company over their years of service.
Procedures for Nomination of Director Candidates
     Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s charter directs the Committee to investigate and assess the background and skills of potential candidates. The Committee is empowered to engage a third party director search firm to assist, but the Committee to date has not engaged or paid any fees to any such firm. The Committee believes that the existing directors and executive officers of the Company have significant networks of business contacts from which suitable candidates will be identified when necessary.
     Generally, once a candidate is identified for serious consideration, one or more members of the Nominating and Corporate Governance Committee will initially interview such candidate to evaluate the candidate’s qualifications and level of potential interest in serving on the Company’s Board of Directors. If the candidate merits further consideration, meetings then will be arranged to the fullest extent feasible and practical, individually or collectively, with other members of the Nominating and Corporate Governance Committee, other directors and the Company’s Chief Executive Officer and other executive officers. The Nominating and Corporate Governance Committee next would obtain feedback from all persons who participated in those meetings and then determine whether or not to nominate the candidate.
     In addition, the Company’s Corporate Governance Guidelines provide that stockholders of the Company may propose nominees for election at Regent’s Annual Meeting of Stockholders for consideration by the Nominating and Corporate Governance Committee upon submitting the names and qualifications of such persons to the Committee no later than December 31 of any year. Submissions must be made to the Committee c/o Regent Communications, Inc., Secretary, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202, which submissions will then be forwarded to the Nominating and Corporate Governance Committee. The Committee would then evaluate the possible nominee and would consider such person in comparison to all other candidates. No such stockholder nominations have been received by the Company for this Annual Meeting or at any other time. Accordingly, no rejections or refusals of stockholder nominated candidates have been made.

Considerations in Evaluating Candidates for Directors
     The Company’s Corporate Governance Guidelines set forth the following guidelines for the qualifications desired for directors: highest personal and professional ethics and integrity; willingness and ability to devote sufficient time to carrying out the duties of a director effectively; and the diversity of experience, age, skills and other factors possessed by the candidate that will best serve the needs of the Company and its stockholders in combination with the other directors. In addition, a director of the Company generally should not serve on more than three other public company boards of directors.
Nominees for Directors to be Elected at Annual Meeting
     At the Annual Meeting, five directors will be elected and will hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Company’s Nominating and Corporate Governance Committee of the Board of Directors has nominated all five of the continuing incumbent directors. All five nominees have agreed to serve if elected.
     Below is set forth, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.
Information Regarding Director Nominees
     WILLIAM L. STAKELIN (Age 64)
     Mr. Stakelin has been President, Chief Executive Officer and a director of Regent since September 2005. Prior to that time, Mr. Stakelin served as President, Chief Operating Officer, Secretary and a director of Regent since its incorporation in November 1996. He served as executive vice president and chief operating officer of a privately-held radio broadcast company under the name “Regent Communications, Inc.” (“Regent I”), which acquired and operated 23 radio stations from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as president and chief executive officer of Apollo Radio, Ltd., a privately held radio broadcast company, which he co-founded in 1988 and which acquired and operated nine radio stations prior to its sale to Regent I in 1995. He currently serves as a director of the Radio Advertising Bureau and the Bayliss Foundation, both of which are industry trade associations.
     ANDREW L. LEWIS, IV (Age 50)
     Mr. Lewis has served as a director of Regent since May 2005. Since 1989, Mr. Lewis has been an independent business consultant and entrepreneur providing a range of consulting services to start-up and other businesses in the areas of strategic planning, financing and marketing. Mr. Lewis also serves as a board member and advisor since January 1986 to Brynwood Partners, a privately-held investment partnership. From 1986 to 2000, Mr. Lewis served as a director of Air Express International Corporation, a transportation logistics provider, and from 1987 to 2000, he served as a director of Hurco Companies, Inc., an automation company in the metal cutting and forming industry: both of which companies were publicly traded and investments of Brynwood Partners I, L.P. From July 1993 to December 1995, he also served as managing partner of KRR Partners, L.P., an investment partnership.
     TIMOTHY M. MOONEY (Age 59)
     Mr. Mooney has served as a director of Regent since July 2003. Since August 2004, he has been the Vice President of Operations of St. Xavier High School in Cincinnati, Ohio, one of the nation’s largest Jesuit high schools. From May 1996 through December 2002, Mr. Mooney served as executive vice president and chief financial officer of Kendle International Inc., a publicly traded company that provides clinical research services to pharmaceutical and biotechnology companies. He also served as a director of Kendle International beginning in January 1997 until he retired from Kendle in December 2002. Prior to joining Kendle International, Mr. Mooney served as the chief financial officer of two other publicly traded companies, The Future Now, Inc., a computer reseller, and Hook-SupeRx, Inc., a retail drugstore chain. Prior to May 1988, he was a partner with Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP.
     WILLIAM P. SUTTER, JR. (Age 49)
     Mr. Sutter has served as a director of Regent since December 1999 and as its Chairman of the Board since September 2005. He is currently a principal with Hopewell Ventures, a Chicago-based private equity firm of which he is a founder. He is also an Adjunct Professor of Finance at Northwestern’s Kellogg Graduate School of Management. From 1984 to 2001, Mr. Sutter served as a vice president of Mesirow Financial Services, Inc., a financial services firm and the general partner of Mesirow Capital Partners VII. He currently serves as a director of three privately-held companies.
     JOHN H. WYANT (Age 60)
     Mr. Wyant has served as a director of Regent since June 1998. Mr. Wyant has served as president of Blue Chip Venture Company, a venture capital investment firm, since its formation in 1990. Blue Chip Venture Company, together with its affiliates, manages an aggregate of approximately $600 million of committed capital for investment in privately-held high-growth companies. Mr. Wyant is also a director of a number of privately-held companies.
     None of the above named nominees for director have any family relationships with any other nominee or with any executive officers of the Company.
Vote Required for Election of Directors
     Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company’s bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.
     It is the intention of the persons named as proxy holders in the proxy card to vote for the election of all nominees. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.
     The Board of Directors unanimously recommends that you vote “FOR” the election of the above listed five nominees for director.
Meetings of the Board of Directors and Attendance
     During the year ended December 31, 2006, the Board held five regularly scheduled meetings and four special meetings. Each current director attended or participated in at least 95% of the meetings of the Board of Directors and all committees on which he served in 2006.
     The Board also regularly holds executive sessions of those members of the Board who meet the then current standards of independence. Such meetings have occurred during scheduled meetings of the full Board of Directors, at which time all members of the Company’s management team and non-independent directors are excused. The independent directors also could convene an executive session separately from any scheduled Board meeting if deemed appropriate. In 2006, the independent directors held four executive sessions in conjunction with regularly scheduled Board meetings. Executive sessions of the Board of Directors are chaired by the independent director as determined by the independent directors collectively to have the requisite experience and knowledge regarding the matters being discussed in a particular executive session. The Board of Directors believes that this practice provides for effective leadership of all executive sessions without the need to designate a lead or presiding director.
     The Company does not maintain a policy regarding director attendance at the Company’s Annual Meetings of Stockholders. Of the seven directors elected at the May 10, 2006 Annual Meeting of Stockholders, two directors were in attendance at the meeting.
Determination of Independence
     The Board of Directors has determined that Messrs. Lewis, Mooney, Sutter and Wyant are independent directors in accordance with the standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards for issuers whose securities are listed on the Nasdaq Stock Market. In July 2005, the Board determined to allow the separation of the roles of Chairman of the Board and Chief Executive Officer. The Board then elected Mr. Sutter to be the Company’s independent Chairman of the Board. Mr. Stakelin is not an independent director based on his employment by the Company within the past three years. Accordingly, 80% of the Company’s Board of Directors will be comprised of independent directors assuming the election at the Annual Meeting of all nominees named in this Proxy Statement.
Committees of the Board of Directors
     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as described below.
     Audit Committee. The Audit Committee currently consists of three directors, Messrs. Mooney (Chairman), Lewis and Sutter, all of whom are independent directors as discussed above and satisfy the audit committee qualification standards contained in Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors also has determined that Mr. Mooney is an audit committee financial expert.
     The Audit Committee’s functions include the engagement of the Company’s independent registered public accounting firm, review of the results of the audit engagement and the Company’s financial results, review of the auditors’ independence, review of the effectiveness of the Company’s internal controls and similar functions, and the approval of all auditing and non-auditing services performed by the independent auditors of the Company. The Audit Committee’s charter can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance” under the “Inside Regent” heading. The Audit Committee held eight meetings during 2006.
     Compensation Committee. The Compensation Committee currently consists of three directors, Messrs. Wyant (Chairman), Lewis and Sutter, all of whom are independent directors as discussed above. The basic function of the Compensation Committee is to review and establish salaries, bonuses and other elements of compensation of the Company’s chief executive officer and other executive officers, as well as to determine equity incentive awards for such officers and other key employees. The Compensation Committee has adopted a charter, which can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate

Governance” under the “Inside Regent” heading. The Compensation Committee held three meetings during 2006.
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of four directors, Messrs. Sutter (Chairman), Lewis, Mooney, and Wyant, all of whom are independent as discussed above. The primary purpose of the Nominating and Corporate Governance Committee is to develop and recommend to the Board corporate governance policies and guidelines for the Company, and to nominate directors for election to the Board and appointment to committee memberships. The Nominating and Corporate Governance Committee has adopted a charter, which can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance” under the “Inside Regent” heading. The Nominating and Corporate Governance Committee held two meetings during 2006.
Compensation Committee Interlocks and Insider Participation
     For the year ended December 31, 2006, the Compensation Committee consisted of three members, Messrs. Wyant, Sutter and Lewis. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates Messrs. Wyant, Sutter or Lewis. The Company is a party to the agreement described below, which agreement could provide registration rights to entities affiliated with Mr. Wyant.
     The Company is a party to a registration rights agreement dated as of June 15, 1998, as amended, with Blue Chip Capital Fund II Limited Partnership, Blue Chip Capital Fund III Limited Partnership, Miami Valley Venture Fund L.P., and other entities. Under this agreement, upon a demand made by parties to the agreement that hold at least 10% of the Company’s outstanding common stock, Regent is required to register under the Securities Act of 1933 the shares of the Company’s common stock owned by these holders. In addition, the parties to the agreement have the right to join in certain registrations of Regent’s equity securities. None of the parties to the registration rights agreement currently hold 10% of the Company’s outstanding common stock.
Communications with Directors
     The Company’s stockholders may communicate directly in writing with the Company’s Board of Directors by sending a letter to the Board at Regent Communications, Inc., Board of Directors, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202. Your letter should state that you are a stockholder of Regent Communications, Inc. and provide evidence of your stock ownership if your shares are not registered in your own name. All such letters will be reviewed by a senior member of the Company’s accounting and finance department. Depending on the subject matter of your letter, management will: forward the communication to the full Board or the director to whom the letter is addressed; attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is related to your stock holdings; or not forward the communication if it relates to a clearly irrelevant, improper or frivolous topic. At each Board meeting, a member of management will summarize for the full Board of Directors all non-forwarded letters and make those letters available to any director who indicates a desire to see the actual communication.
Code of Business Conduct and Ethics
     The Board of Directors has adopted the Regent Communications, Inc. Code of Business Conduct and Ethics applicable to all directors and Company employees, including the chief executive officer and all senior financial officers and employees. The Code can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance” under the “Inside Regent” heading.

EXECUTIVE OFFICERS
     The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name	Age	Position
William L. Stakelin	64	President and Chief Executive Officer

Anthony A. Vasconcellos	42	Executive Vice President and Chief Financial Officer
     Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Mr. Stakelin is set forth above under the caption “ELECTION OF DIRECTORS — Information Regarding Director Nominees.”
     Anthony A. Vasconcellos joined Regent in September 1998 as Vice President and Chief Financial Officer. From December 2000 until August 2005, he served as Senior Vice President and Chief Financial Officer for Regent. In September 2005, he became Executive Vice President and Chief Financial Officer for the Company. From October 1991 until joining Regent in 1998, he was employed by LensCrafters, Inc., a highly acquisitive optical retail company, which by 1998 had 800 retail stores and $1.2 billion in revenues. From February 1992 to March 1994, Mr. Vasconcellos served as controller of LensCrafters’ Canadian subsidiary. In 1994, he was repatriated and assumed oversight of financial reporting and financial systems for LensCrafters until leaving to join Regent in 1998. From July 1987 to September 1991, Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand, a predecessor to PricewaterhouseCoopers LLP. Mr. Vasconcellos currently serves as the vice chairman of the board of directors of the Broadcast Cable Financial Management Association, an organization that is composed of and represents financial professionals in the media industry.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction and Corporate Governance
     The Compensation Committee is comprised of three independent members of the Board of Directors: John H. Wyant, Chairman; Mr. William P. Sutter, Jr.; and Mr. Andrew L. Lewis, IV. The Compensation Committee operates in accordance with the Compensation Committee Charter, which states that the Committee’s primary purpose is to:
•	Oversee the Company’s overall compensation policies and the application of those policies;

•	Determine the compensation of the Company’s chief executive officer (“CEO”) and the Company’s other executive officers, including but not limited to the Company’s chief operating officer and chief financial officer, such compensation to include salary, bonus, incentive awards and all other compensatory arrangements or benefits to be provided to the CEO and other executive officers from time to time;

•	Oversee management’s determination of salaries, bonuses and other elements of compensation provided to the Company’s non-executive officers and other employees;

•	Determine stock option and other incentive grants to the Company’s non-executive officers and other employees; and

•	Prepare the annual report on executive compensation for inclusion in the Company’s proxy statement.
The Compensation Committee’s Charter can be found on the Regent Communications, Inc. website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance” under the “Inside Regent” heading. The Compensation Committee reviews its Charter annually.
     The Compensation Committee, at its discretion, has the ability and authority to secure the services of advisors both inside and outside the Company and has budgetary authority to secure such services. In the past, the Committee has used information from third-party surveys, input from senior management, and their own knowledge and experiences in compensation matters. The Compensation Committee to date has not retained the services of any outside compensation consultant. The Committee believes that the research provided by the Company’s management and information available from third party sources, whether for free or for commercial purchase, has provided sufficient benchmarking data to date.
     In 2006, at the Committee’s request, the Company’s senior management compiled compensation information from annual reports and proxy materials of other companies and from business and industry publications and provided a report to the Committee on such data. Companies reviewed for this purpose include, but are not necessarily limited to, other radio broadcasting companies. In 2006, the Committee purchased no third party survey or other compensation information.
     The Compensation Committee arranges its meetings primarily around the Company’s annual compensation review process. Typically, the Committee discusses general parameters of base pay, annual incentive compensation and equity-based compensation at its October meeting, finalizes equity-based pay in its December meeting, and finalizes annual base pay and annual incentives in its January meeting. Other meetings held during the year focus on discussion of strategic initiatives, approval of equity grants and evaluation of current compensation practices.
Role of Executives in Establishing Compensation
     As indicated above, the Compensation Committee annually seeks input from the Company’s Chief Executive Officer, Mr. William Stakelin, and the Company’s Chief Financial Officer, Mr. Anthony Vasconcellos, in the compensation setting process. The Committee requests that senior management assist with preparation of the Committee’s meeting agendas and assemble pertinent compensation background information that aids the Committee in its determination of annual compensation decisions. When requested by the Committee, the Chief Executive Officer and Chief Financial Officer also participate in Committee meetings and provide management’s perspective on items being discussed. The Committee asks Messrs. Stakelin and Vasconcellos for their input on increases relating to base pay, annual incentive payouts and stock awards. Specifically, for the determination of base pay increases, the Compensation Committee asks Messrs. Stakelin and Vasconcellos to discuss the budgeted average annual salary increases for all Regent employees, which information is used by the Committee as a comparison point in determining salary increases for Messrs. Stakelin and Vasconcellos.
     For annual bonus and incentive compensation determinations, Mr. Stakelin provides the Committee with a written report on the achievements of senior management, including Mr. Vasconcellos, and shares his recommendation on the determination of annual bonus and incentive payouts. Mr. Vasconcellos provides the Committee with the Company’s financial performance, particularly station operating income which is the sole determinant for one-half of the potential annual incentive payout to Messrs. Stakelin and Vasconcellos. For the determination of annual equity awards, Mr. Vasconcellos provides the Committee with a chart showing management’s recommendations for all key management employees who receive stock grants. This chart includes the proposed grants for Messrs. Stakelin and Vasconcellos. The Committee reviews this information and also typically asks for input from Ms. Ginger Scherbarth, the Company’s director of human resources, Corporate Secretary and secretary for the Compensation and Nominating and Corporate Governance Committees of the Board.
     Although the Company’s management plays an important role in assisting the Compensation Committee, the Compensation Committee has full authority to make all decisions regarding compensation for the Company’s executive officers and to determine senior management base pay, annual incentive compensation and incentive awards. After receiving input from the Company’s management, the Compensation Committee then exercises its sole discretion in making the final compensation decisions. When making those final decisions, the Committee meets in executive session without any members of management present.
Compensation Committee Activity
     Beginning in 2006, the Compensation Committee began granting executive officers and key employees annual awards of nonvested stock after completing an analysis of the nature of equity incentive awards that would best achieve the Company’s compensation goals. Prior to 2006, the Compensation Committee generally made annual awards of stock options to the Company’s executive officers and other key employees as a means to encourage these employees to remain employed by the Company and contribute to the Company’s overall performance and, thus, the performance of the Company’s common stock in the public market. The Compensation Committee designated the first Friday in January as the standard grant date for stock options to executives and key employees, with the fair market value of a share of Regent common stock on that date established as the grant price. During the period that the Compensation Committee granted stock options to executives and key employees, there was no program, plan or practice to time option grants in coordination with the release of material non-public information, nor was there any plan by the Company to time its release of material non-public information for the purpose of affecting the value of executive compensation.
     In 2006, the Compensation Committee decided to change the nature of the Company’s incentive equity awards by ceasing to make future grants of stock options and began to make awards of nonvested stock. The Compensation Committee believed that this change in practice would better serve the interests of the Company and its stockholders for several reasons. The Committee perceived that the Company’s outstanding stock options to executive officers and other key employees were not having the intended incentive effect as the Company’s stock price has declined in recent years, notwithstanding the Company’s strong financial performance compared to other radio broadcasting companies. Nonvested stock, on the other hand, provides direct value to the Company’s executive officers and key employees and more directly aligns their interests with the Company’s other stockholders as changes in stock price impact the value of such nonvested shares as compared to stock options that have little or no perceived value if the option exercise price is less than the current market value of the stock. The Committee also considered the potential effect of changes in accounting rules requiring the expensing of stock options and the fact that many other public companies were moving from stock option grants to awards of nonvested stock as a better compensation practice. The Committee did not consider the new grants of nonvested stock to replace any of the existing stock options held by the executive officers, which grants remain outstanding but which have an exercise price above the current fair market value of the Company’s common stock.
     In 2007, the Compensation Committee has continued to review its philosophies and objectives in compensating the Company’s executive officers. These initiatives include refining a process to more narrowly define the measurement criteria that best determines the Company’s success, such as considering whether a portion of the annual incentive compensation should include objective and subjective measures in the areas of increases in operating margin, deal making and overall management of the organization.

In addition, the Committee is considering adopting a “claw back” policy that would require executives and other key employees to return to the Company certain incentive compensation in the event of accounting restatements. Such a policy would require the recalculation of annual bonus and incentive payouts if calculated and paid based upon faulty financial information.
Objectives of the Executive Compensation Program
     The purpose of the Company’s executive compensation program is to influence the behavior of senior management to achieve objectives that are aligned with both the short-term and long-term interests of stockholders. Specifically, the principles underlying the program include:
•	Offering competitive salaries to attract and retain highly-qualified and experienced executives;

•	Providing incentive compensation that is tied to the performance of the Company and the individual executive; and

•	Ensuring that the financial interests of the executives are aligned with those of the stockholders through equity-based awards.
     The executive compensation program is designed to reward achievement in the following ways: important day-to-day operational activities are rewarded through base pay; annual business objectives are rewarded through annual incentive compensation; and long-term strategic initiatives are rewarded through nonvested stock awards. The Committee seeks to balance cash compensation with long-term equity incentives, such as shares of nonvested stock.
     The Compensation Committee periodically evaluates its objectives and considers whether the compensation package for the Company’s executive officers is adequately fulfilling the Committee’s compensation objectives. For 2006, the Committee determined that the executive officer compensation package met the Committee’s objectives.
Program Elements
     The Committee seeks to accomplish its compensation objectives through a mix of base salary, annual incentive compensation and long-term equity awards.
     The Company has employment agreements with William L. Stakelin and Anthony A. Vasconcellos, which outline the parameters for their compensation packages. Mr. Stakelin is employed as Regent’s President and Chief Executive Officer and Mr. Vasconcellos is employed as Regent’s Executive Vice President and Chief Financial Officer. Mr. Stakelin’s employment agreement further provides that he will serve on the Company’s Board of Directors during his employment term. Each of these employment agreements has a three-year term commencing January 1, 2006 and ending December 31, 2008.
     Base Salary. It is the Compensation Committee’s policy to establish base salaries for the Company’s executive officers at levels that the Committee believes are fair and competitive with those of executives with similar responsibilities at companies that the Committee considers comparable to the Company. The Compensation Committee reviews such information as may be acquired from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such companies include, but are not limited to, other radio broadcasting companies. The Committee’s primary objective is to set executive salaries at levels the Committee believes are appropriate for the duties and scope of responsibilities of each executive officer’s position.

     Under Mr. Stakelin’s employment agreement, Mr. Stakelin was entitled to a 2006 base salary of $330,171, plus an amount at least equal to the percentage increase in the Consumer Price Index (CPI) – All Items during the period of January 1, 2005 – December 31, 2005. The CPI increase for the 2005 year was 3.4% and Mr. Stakelin’s base salary for 2006 was increased to $341,397. Mr. Vasconcellos’ employment agreement similarly entitled him to a 2006 base salary of $250,000, plus an amount at least equal to the 2005 CPI increase of 3.4%. Accordingly, Mr. Vasconcellos’ 2006 base salary was increased to $258,500. The Committee did not believe that any additional subjective adjustments to 2006 base salaries were necessary for Messrs. Stakelin and Vasconcellos in that these executive officers were also being granted potentially substantial annual incentive compensation for 2006.
     For 2007, the Committee again reviewed the base salaries for Messrs. Stakelin and Vasconcellos which, pursuant to the terms of their employment agreements, were subject to upward adjustment in an amount at least equal to the 2006 CPI increase, which was 2.5%. The Committee also considered that the average 2007 budgeted salary increase for all Regent employees was projected to be in the 3.0 to 3.5% range and determined that the increases for Messrs. Stakelin and Vasconcellos should be consistent with those increases. Accordingly, for 2007, the base salaries for Messrs. Stakelin and Vasconcellos were increased by 3% to $351,639 and $266,255, respectively.
     Annual Incentive Compensation. The Regent Communications, Inc. Senior Management Bonus Plan provides the Compensation Committee with a vehicle to award annual incentive compensation. As in recent years, the Compensation Committee established the target amount of the 2006 awards under this plan at 80% of the executive officer’s 2006 base salary. The target incentive compensation for 2006 was based on the Company’s financial performance and on subjective measures of individual achievement. Fifty percent (50%) of the annual incentive compensation target was based on the Company achieving certain levels of station operating income. The actual amount that the executive officers could earn under this measure is determined based on a straight sliding scale from 0% payout at 90% attainment of the station operating income target to a full payout upon attaining 100% of the target station operating income. The Compensation Committee retains discretion to award a larger bonus if the Company exceeds the financial performance goals. The remaining fifty percent (50%) of annual incentive compensation is determined by subjective measures in the discretion of the Committee, such as the ability and performance of the executive officer in leading the Company through key initiatives. The Compensation Committee also has the discretion to determine whether the incentive compensation is awarded in all cash, all equity or any combination of cash and equity.
     For 2006, the annual incentive compensation paid in 2007 to each of Mr. Stakelin and Mr. Vasconcellos totaled 80% of the target amount (64% of each executive officer’s 2006 base salary). This payout was based on the Company achieving 96% of its station operating income target, thereby earning the executive officers 60% of the total potential amount that they could have received on that component of incentive compensation, i.e., 24% of their respective base salaries. Each of the executive officers received a 100% payout on the individual achievement component, as determined in the discretion of the Compensation Committee, i.e., 40% of their respective base salaries. The aggregate incentive compensation amounts paid to Mr. Stakelin and Mr. Vasconcellos for 2006 was $218,494 and $165,440, respectively, all of which was paid in cash. The Committee determined that with a substantial portion of the 2006 compensation package already including a substantial number of shares of nonvested stock, a cash payout of annual incentive compensation would best meet the Committee’s compensation objectives.
     Essentially the same bonus plan as implemented for 2006 will be in place for 2007, which targets a payout of 80% of base salary. Fifty percent (50%) of the annual incentive target will be based on the Company achieving certain levels of station operating income. The other fifty percent (50%) of annual incentive compensation will be determined by subjective criteria that the Committee is currently developing.
     Equity Awards. To enable the Company’s executive officers and other members of senior management to own a stake in the Company, as an incentive focused on alignment with stockholder interests, the Compensation Committee has the ability under the Company’s 2005 Incentive Compensation Plan to award grants of nonvested stock, incentive and non-qualified stock options and/or other equity-based incentives described in the plan. In making awards, the Committee considers individual factors and reviews the practices of comparable companies in making such awards in the context of the total compensation of the executive officer.
     As discussed above, in 2006 the Committee decided to move toward the granting of nonvested stock in lieu of future awards of stock options. The determination of the 2006 award amounts was made so as to set long term compensation sufficient to retain key employees in the Committee’s determination. The Committee’s current practice is to grant equity awards to the executive officers and senior management on the first business day of the Company’s fiscal year. For each of 2006 and 2007, Mr. Stakelin was awarded 75,000 shares of nonvested stock and Mr. Vasconcellos was awarded 50,000 shares of nonvested stock. The Committee believes that the amount of these awards is appropriate given the responsibilities and performance of Messrs. Stakelin and Vasconcellos, and that the awards will have the effect of further incentivizing their performance.
Other Benefits
     In conjunction with benefits that are offered to all full-time Regent employees, Messrs. Stakelin and Vasconcellos are offered Company benefits including medical, dental and life insurance, long-term disability coverage, and participation in the Company’s 401(k) Profit Sharing Plan, which plan includes a Company matching contribution made in Regent common stock.
     Messrs. Stakelin and Vasconcellos and other members of senior management also have the ability to participate in Regent’s Non-Qualified Deferred Compensation Plan, which plan also includes a matching contribution by the Company. The employment agreements for Messrs. Stakelin and Vasconcellos also provide that the Company will pay the employee portion of their health insurance premiums and will provide an auto allowance, parking and automobile insurance.
Elements of Post-Termination Compensation
     Messrs. Stakelin and Vasconcellos may terminate their respective employment agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability, in the event of a termination by the Company without cause or upon expiration of the employment period, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock beneficially owned by the executive at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the executive is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the executive is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Messrs. Stakelin or Vasconcellos, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement.
     In the event of a termination by either the Company or the executive within 24 months following a change of control of the Company, the executive is entitled to receive all accrued and unpaid compensation earned prior to termination plus an amount equal to 2.99 times the executive’s current base salary, which base salary shall be calculated on an amount no less than the executive’s base salary prior to the change of control. For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the acquisition by any person or group of persons of 30% or more of the

Company’s voting power; upon the existing stockholders of the Company having less than 50% of the voting power of the resulting entity following a reorganization, merger or consolidation; or upon the liquidation, dissolution or sale of all or substantially all of the Company’s assets.
     Messrs. Stakelin and Vasconcellos are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.
Regulatory Considerations
     Section 162(m). Based on the Compensation Committee’s past compensation practices, the Committee does not currently believe that Section 162(m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company’s ability to obtain a tax deduction for compensation paid to its executive officers.
     Nonqualified Deferred Compensation. The American Jobs Creation Act of 2004, which was signed into law on October 22, 2004, modified tax rules applicable to nonqualified deferred compensation arrangements and, in certain circumstances, may apply to equity awards, severance payments and other forms of compensation that may constitute deferred compensation for purposes of Section 409A. While the final regulations under Section 409A of the Internal Revenue Code have not yet become effective, the Company believes it is operating in good faith compliance with the statutory provisions, which became effective January 1, 2005.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, as well as the accompanying tables set forth below. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2006 Compensation Committee Members:	John H. Wyant, Chairman
William P. Sutter, Jr.
Andrew L. Lewis, IV

EXECUTIVE COMPENSATION
     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, William L. Stakelin, and Chief Financial Officer, Anthony A. Vasconcellos, (the “Named Executives”) during the last fiscal year.
Summary Compensation Table For 2006

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
Name and				Stock	Option	Incentive Plan	Deferred	All Other
Principal		Salary	Bonus(1)	Awards(3)	Awards	Compensation(1)	Compensation	Compensation(2)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
William L. Stakelin, President and Chief Executive Officer	2006	$341,397	$136,559	$88,875	$0	$81,935	$0	$20,010	$668,776

Anthony A. Vasconcellos,
Executive Vice President and Chief Financial Officer	2006	$258,500	$103,400	$59,250	$0	$62,040	$0	$15,281	$498,471

(1)	The Company’s Senior Management Bonus Plan provides for potential compensation to each Named Executive of up to 80% of his annual base salary. One-half of the potential compensation (40% of the Named Executive’s base salary) is based upon the executive’s personal performance for the fiscal year and has been included in the bonus column. For the 2006 fiscal year, each Named Executive was awarded 100% of the personal performance component under the Senior Management Bonus Plan. The remaining one-half of potential compensation (40% of the Named Executive’s base salary) is awarded based upon the Company’s financial performance for the fiscal year. For the 2006 fiscal year, each Named Executive was awarded 60% of his total potential compensation under the financial component of the Senior Management Bonus Plan, which amounted for each Named Executive to 24% of his base salary.

(2)	All Other Compensation consists of auto allowances, employer match under the Company’s 401(k) Profit Sharing and Deferred Compensation Plans, and employer-paid premiums for medical and dental insurance.

(3)	On January 3, 2006, Messrs. Stakelin and Vasconcellos were awarded 75,000 and 50,000 shares of nonvested Regent common stock, respectively. The nonvested shares vest in four equal annual installments, commencing on January 3, 2007. The amounts included under the Stock Awards column above represent the portion of nonvested shares that will vest on January 3, 2007, multiplied by the grant date fair market value of $4.74 per share.

Grants Of Plan-Based Awards For 2006

								All
								Other
								Stock
								Awards:	All Other
								Number	Option
								of	Awards:	Exercise
								Shares	Number of	or Base
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Stock	Securities	Price of
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			or	Underlying	Option
	Grant	Threshold	Target(1)	Maximum(2)	Threshold	Target	Maximum	Units(3)	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)
William L. Stakelin

Nonvested stock award	1/03/2006							75,000	0	$0

Non-equity incentive plan		$1,366	$136,559	$136,559	0	0	0

Anthony A. Vasconcellos

Nonvested stock award	1/03/2006							50,000	0	$0

Non-equity incentive plan		$1,034	$103,400	$103,400	0	0	0

(1)	The actual amounts paid for 2006 performance under the Non-Equity Incentive Plan Awards were those amounts included under such caption in the Summary Compensation Table For 2006.

(2)	The Compensation Committee has discretion to increase the maximum amount paid under the plan in the event the Company exceeds the targeted amount.

(3)	The nonvested shares vest in four equal annual installments commencing one year from January 3, 2006, the date of grant.
     There were no re-pricings or material modifications of any outstanding option or other stock-based award during 2006.

Outstanding Equity Awards At 2006 Fiscal Year-End
     The following table outlines equity-based compensation awards for the Named Executives as of December 31, 2006. Each outstanding award is shown separately. Option Awards include both non-qualified and incentive stock options. Stock Awards include nonvested share awards.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive			Number		of	Value of
			Plan			of	Market	Unearned	Unearned
			Awards:			Shares	Value of	Shares,	Shares,
			Number of			or Units	Shares	Units or	Units or
	Number of	Number of	Securities			of Stock	or Units	other	Other
	Securities	Securities	Underlying			That	of Stock	Rights	Rights
	Underlying	Underlying	Unexercised	Option		Have	That	That	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	Options #	Options #	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
William L. Stakelin
	608,244	0	0	$5.00	6/15/2008
	125,089	0	0	$5.00	4/29/2009
	100,000	0	0	$7.76	5/17/2011
	100,000	0	0	$6.93	1/4/2012
	100,000	0	0	$5.86	1/3/2013
	100,000	0	0	$6.46	1/2/2014
	125,000	0	0	$5.33	1/7/2015
						75,000 (1)	212,250 (2)

Anthony A. Vasconcellos
	25,000	0	0	$5.00	11/6/2008
	25,000	0	0	$5.50	10/28/2009
	100,000	0	0	$7.76	5/17/2011
	75,000	0	0	$6.93	1/4/2012
	75,000	0	0	$5.86	1/3/2013
	75,000	0	0	$6.46	1/2/2014
	75,000	0	0	$5.33	1/7/2015
						50,000 (3)	141,500 (4)

(1)	The nonvested shares awarded to the above Named Executive on January 3, 2006, vest in four equal annual installments of 18,750 shares through 2010.

(2)	The value of nonvested shares awarded to the above Named Executive was calculated using a price of $2.83, the closing price of a share of Regent Communications, Inc. common stock on the last business day of the preceding calendar year.

(3)	The nonvested shares awarded to the above Named Executive on January 3, 2006, vest in four equal annual installments of 12,500 shares through 2010.

(4)	The value of nonvested shares awarded to the above Named Executive was calculated using a price of $2.83, the closing price of a share of Regent Communications, Inc. common stock on the last business day of the preceding calendar year.

Option Exercises And Stock Vested For 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	#	($)	(#)	($)
William L. Stakelin	0	$0	0	$0

Anthony A. Vasconcellos	0	$0	0	$0
     There were no stock options exercised in 2006. Additionally, none of the nonvested shares of Regent common stock awarded to the above Named Executives under The Regent Communications, Inc. 2005 Incentive Compensation Plan vested in 2006.
Pension Benefits For 2006
     The Company does not offer a defined benefit pension plan. Employer match for the Company’s 401(k) Profit Sharing Plan is included in other compensation in the Summary Compensation Table.
Nonqualified Deferred Compensation For 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings (loss)	Withdrawals/	Balance at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
William L. Stakelin	$46,578	$4,693	$9,965	$0	$215,908

Anthony A. Vasconcellos	$4,662	$3,537	$(144)	$0	$40,135
     Under the provisions of The Regent Communications, Inc. Deferred Compensation Plan, participants may elect to have a specified dollar amount or a whole percentage of his compensation deferred and credited to his deferred compensation account. Participants may also elect to defer a portion of any regular or annual bonus that is part of his compensation earned in any plan year. Earnings on participant contributions are based upon the investment elections selected by each participant of the mutual fund options contained within the plan. The Company matches participant contributions at a rate determined by the Board of Directors each year. For the 2006 year, the Board set the company match at 100% of the first 1% of the participant’s earnings deferred into the plan. The Company match is made in phantom units of Regent common stock, which are marked-to-market on a quarterly basis. A participant’s vested balance is distributable upon termination of employment, retirement, death or disability. Payments made to the participant for their vested plan balance are made in a single lump sum cash payment.

Potential Payments Upon Termination or Change in Control
     The Company has employment agreements with William L. Stakelin and Anthony A. Vasconcellos. Mr. Stakelin is employed as Regent’s President and Chief Executive Officer and Mr. Vasconcellos is employed as Regent’s Executive Vice President and Chief Financial Officer. The employment agreement for Mr. Stakelin also requires the Company to seek to cause him to be nominated to serve on the Company’s Board of Directors. Each employment agreement is for a three-year term commencing January 1, 2006 and ending December 31, 2008.
     Under their employment agreements, beginning January 1, 2006, Mr. Stakelin is entitled to a base salary of no less than $341,397 and Mr. Vasconcellos is entitled to a base salary of no less than $258,500. The base salary amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Stakelin and Vasconcellos to receive discretionary annual bonuses in accordance with the Company’s Senior Management Bonus Plan. These bonuses, if any, will be determined by the Compensation Committee of the Board of Directors of Regent and are based on performance of the executive and Regent and the achievement of certain goals established for each year. In addition, the employment agreements entitle Messrs. Stakelin and Vasconcellos each to receive, at the discretion of the Compensation Committee of the Board of Directors, annual grants of nonvested stock, stock options or other equity-based incentives, and/or incentive and non-qualified options to purchase common stock of the Company and other equity-based incentives pursuant to any incentive compensation plans as may be adopted by the Company from time to time. Pursuant to the employment agreements, Messrs. Stakelin and Vasconcellos also receive an automobile allowance, parking and automobile insurance coverage at Regent’s expense and other benefits available to key management employees, including the employee portion of health insurance premiums.
     Messrs. Stakelin and Vasconcellos may terminate their respective agreements for any reason upon 90 days notice and the Company may terminate the agreements at any time. In the event of a termination by reason of death or disability, in the event of a termination by the Company without cause or upon expiration of the employment period, then (a) Regent may, at its election, purchase: (i) all shares of Regent stock beneficially owned by the executive at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, or, if there is no such excess, then for $100; (b) all unvested options will terminate; and (c) the executive is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the executive is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Messrs. Stakelin or Vasconcellos, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. In the event of a termination by either the Company or the executive within 24 months following a change of control of the Company, the executive is entitled to receive all accrued and unpaid compensation earned prior to termination plus an amount equal to 2.99 times the executive’s current base salary, which base salary shall be calculated on an amount no less than the executive’s base salary prior to the change of control. For purposes of the employment agreements, a “change of control” shall be deemed to have occurred upon the acquisition by any person or group of persons of 30% or more of the Company’s voting power; upon the existing stockholders of the Company having less than 50% of the voting power of the resulting entity following a reorganization, merger or consolidation; or upon the liquidation, dissolution or sale of all or substantially all of the Company’s assets.

     As a condition to each Named Executive’s employment agreement, the Named Executive is bound by the terms of a non-competition agreement which prohibits the executive from working in the Radio Business within a twenty-five mile radius of any radio station transmission tower or studio then owned or operated, directly or indirectly, by the Company for an eighteen-month period. Additionally, the executive is bound by a non-solicitation agreement within a twenty-five mile radius of any radio station transmission tower or studio then owned or operated, directly or indirectly, by the Company for an eighteen-month period.
     The following table describes the potential payments upon termination or a change in control of the Company for William L. Stakelin, the Company’s President and Chief Executive Officer.

Executive					Expiration
Benefits and			Involuntary		of
Payments Upon	Voluntary	For Cause	Not for Cause		Employment		Change in
Termination	Termination	Termination	Termination(1)	Disability	Agreement	Death	Control
Repurchase of owned Company common stock (2)	$0	$0	$548,755	$548,755	$548,755	$548,755	$0

Repurchase of fair market value of vested stock options (3)	$0	$0	$100	$100	$100	$100	$0

Base salary (4)	$0	$0	$682,794	$341,397	$0	$0	$1,020,777

Senior Management Bonus Plan	$0	$0	$218,494	$218,494	$218,494	$218,494	$218,494

Life insurance, medical, dental and hospitalization (5)	$0	$0	$13,744	$13,744	$13,744	$13,744	$13,744

Nonvested stock, unvested and accelerated (6)	$0	$0	$0	$212,250	$0	$212,250	$212,250

Total	$0	$0	$1,463,887	$1,334,740	$781,093	$993,343	$1,465,265

(1)	Assumes the Named Executive’s benefit under an involuntary not for cause termination is equal to the remaining amount of base salary through December 31, 2008, the expiration of the Named Executive’s employment agreement, the actual annual bonus earned under the Senior Management Bonus Plan for the 2006 fiscal year, perquisites, the repurchase by the Company of the executive’s owned shares of Regent common stock, and the repurchase by the Company of the Named Executive’s vested, non-exercised stock options.

(2)	The Company may, at its election, repurchase all owned shares of Regent common stock from the Named Executive, payable in three annual installments. Assumes the Named Executive’s date of termination is December 31, 2006, and a fair market value of $2.91 per share, calculated by taking the average of the high and low price of a share of Regent common stock as reported on the Nasdaq Global Market on the last business day of the fiscal year.

(3)	The Company may, at its election, repurchase all vested unexercised stock options from the Named Executive, payable in three annual installments. Assumes the Named Executive’s date of termination is December 31, 2006. The repurchase price for each vested unexercised stock option is the excess of the fair market value, calculated by taking the average of the high and low price of a share of Regent common stock as reported on the Nasdaq Global Market on the last business day of the year, of the shares subject to all vested options over the exercise price of the options, if any. If there is no excess value, the options will be repurchased in the aggregate for $100.

(4)	For analysis purposes, the Named Executive’s base salary was equal to the salary in place for the 2006 fiscal year.

(5)	The Named Executive is entitled to Company-paid life insurance, medical, dental and hospitalization premiums for the lesser of 12 months or the number of months until the executive attains the age of 65. For purposes of the calculation, the Company used the total cost of premiums paid for such plans as of December 31, 2006.

(6)	Under the terms of The Regent Communications, Inc. 2005 Incentive Compensation Plan, any unvested shares of nonvested stock will automatically accelerate to 100% vested in the instances of an employee’s death, permanent disability, or a change in control of the Company.
     The following table describes the potential payments upon termination or a change in control of the Company for Anthony A. Vasconcellos, the Company’s Executive Vice President and Chief Financial Officer.

Executive					Expiration
Benefits and			Involuntary		of
Payments Upon	Voluntary	For Cause	Not for Cause		Employment		Change in
Termination	Termination	Termination	Termination(1)	Disability	Agreement	Death	Control
Repurchase of owned Company common stock (2)	$0	$0	$87,237	$87,237	$87,237	$87,237	$0

Repurchase of fair market value of vested stock options (3)	$0	$0	$100	$100	$100	$100	$0

Base salary (4)	$0	$0	$517,000	$258,500	$0	$0	$772,915

Senior Management Bonus Plan	$0	$0	$165,440	$165,440	$165,440	$165,440	$165,440

Life insurance, medical, dental and hospitalization (5)	$0	$0	$15,065	$15,065	$15,065	$15,065	$15,065

Nonvested stock, unvested and accelerated (6)	$0	$0	$0	$141,500	$0	$141,500	$141,500

Total	$0	$0	$784,842	$667,842	$267,842	$409,342	$1,094,920

(1)	Assumes the Named Executive’s benefit under an involuntary not for cause termination is equal to the remaining amount of base salary through December 31, 2008, the expiration of the Named Executive’s employment agreement, the actual annual bonus earned under the Senior Management Bonus Plan for the 2006 fiscal year, perquisites, the repurchase by the Company of the Named Executive’s owned shares of Regent common stock, and the repurchase by the Company of the executive’s vested, non-exercised stock options.

(2)	The Company may, at its election, repurchase all owned shares of Regent common stock from the Named Executive, payable in three annual installments. Assumes the Named Executive’s date of termination is December 31, 2006, and a fair market value of $2.91 per share, calculated by taking the average of the high and low price of a share of Regent common stock as reported on the Nasdaq Global Market on the last business day of the fiscal year.

(3)	The Company may, at its election, repurchase all vested unexercised stock options from the Named Executive, payable in three annual installments. Assumes the Named Executive’s date of termination is December 31, 2006. The repurchase price for each vested unexercised stock option is the excess of the fair market value, calculated by taking the average of the high and low price of a share of Regent common stock as reported on the Nasdaq Global Market on the last business day of the year, of the shares subject to all vested options over the exercise price of the options, if any. If there is no excess value, the options will be repurchased in the aggregate for $100.

(4)	For analysis purposes, the Named Executive’s base salary was equal to the salary in place for the 2006 fiscal year.

(5)	The Named Executive is entitled to Company-paid life insurance, medical, dental and hospitalization premiums for the lesser of 12 months or the number of months until the executive attains the age of 65. For purposes of the calculation, the Company used the total cost of premiums paid for such plans as of December 31, 2006.

(6)	Under the terms of The Regent Communications, Inc. 2005 Incentive Compensation Plan, any unvested shares of nonvested stock will automatically accelerate to 100% vested in the instances of an employee’s death, permanent disability, or a change in control of the Company.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation of Directors
     Only non-employee directors of the Company are eligible to receive directors’ fees. Non-employee directors receive the following compensation:
•	A $1,000 monthly retainer;

•	A Board Committee meeting fee of $2,000 for each on-site Board Committee meeting attended ($1,000 for attendance by telephone);

•	A Board Committee meeting fee of $1,000 for each telephonic Board Committee meeting attended;

•	The Chairman of the Board and Chair of each Board Committee receives the following fees:
▪	Chairman of the Board – annual fee of $15,000

▪	Audit Committee Chair – annual fee of $10,000

▪	Nominating and Corporate Governance Committee Chair – annual fee of $5,000

▪	Compensation Committee Chair – annual fee of $5,000
     Each non-employee director of the Company is eligible to receive awards of stock appreciation rights, nonvested stock, or non-qualified stock options under the Regent Communications, Inc. 2006 Directors Equity Compensation Plan. The terms, conditions, form and amount of such awards, if any, are determined by the Compensation Committee of the Company’s Board of Directors. Each director serving on the Company’s Board of Directors on May 10, 2006, was awarded 5,000 nonvested shares of Regent common stock.

     The following table presents the compensation provided by the Company to the non-employee directors for the year ended December 31, 2006.

					Change in
					Pension Value
					and
				Non-equity	Nonqualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards		Compensation	Compensation	Compensation	Total
Name	($)	($)		($)	($)	($)	($)
Andrew L. Lewis, IV	$29,000	$3,542	(1)	$0	$0	$0	$32,542
Timothy M. Mooney	$39,000	$3,542	(1)	$0	$0	$0	$42,542
William P. Sutter, Jr.	$49,000	$3,542	(1)	$0	$0	$0	$52,542
John H. Wyant	$25,000	$3,542	(1)	$0	$0	$0	$28,542
Andrew J. Armstrong, Jr. (2)	$10,000	$0		$0	$0	$0	$10,000
William H. Ingram (2)	$10,000	$0		$0	$0	$0	$10,000
Terry S. Jacobs (3)	$4,290	$0		$0	$0	$0	$4,290

(1)	The value of each nonvested share was calculated as $4.25 based upon the grant date closing price of the Company’s common stock on the Nasdaq National Market. The nonvested shares vest ratably over a four-year period commencing one year from the date of grant. Based on the date of grant, the Company recorded eight months of compensation expense for each grant of nonvested shares during 2006.

(2)	Messrs. Armstrong and Ingram served on the Board of Directors through August 5, 2006. On May 10, 2006, Messrs. Armstrong and Ingram were each awarded 5,000 shares of nonvested stock pursuant to the Regent Communications, Inc. 2006 Directors Equity Compensation Plan. The value of each nonvested shares was calculated as $4.25 based upon the grant date closing price of the Company’s common stock on the Nasdaq National Market. The nonvested shares vest ratably over a four-year period commencing one year from the date of grant. None of the nonvested shares were vested as of August 5, 2006, and were therefore forfeited.

(3)	Mr. Jacobs served on the Board of Directors through May 9, 2006.
     There were no re-pricings of or material modifications of any outstanding option or other stock-based award during 2006.
     When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation in Board meetings or Board Committee meetings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transactions or similar relationship with any of its directors or executive officers, other than the registration rights agreement with Blue Chip Capital Fund II Limited Partnership and related entities described under the caption “Compensation Committee Interlocks and Insider Participation.”
     On August 5, 2006, the Company entered into an agreement to repurchase 2,491,554 shares of its common stock, par value $0.01 per share, and a warrant to purchase up to 650,000 shares of the Company’s common stock exercisable at $5.00 per share, held by Waller-Sutton Media Partners, L.P. (the “Partnership”) for an aggregate price of $12,084,036. As required by the agreement, the two representatives of the Partnership serving on the Company’s Board of Directors, William H. Ingram and Andrew J. Armstrong, Jr., resigned effective August 5, 2006. Concomitantly with their resignations, the two representatives surrendered jointly 55,000 fully vested stock options to purchase Regent

Communications, Inc. common stock and, as a result of their resignations, 10,000 nonvested shares of Regent Communications, Inc. common stock were forfeited by the representatives. The Company’s Board of Directors, which included the Company’s Audit Committee members, unanimously approved the transaction.
OTHER SECURITIES FILINGS
     The information contained in the Proxy Statement under the headings “Compensation Committee Report” and “Audit Committee Report” are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this Proxy Statement).
SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.
     Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the year ended December 31, 2006, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors and greater than ten percent stockholders were complied with on a timely basis.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 30, 2007, the number and percentage of the Company’s common stock held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company’s securities, (ii) the Company’s directors and nominees for directors, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under “Executive Compensation,” and (iv) all executive officers and directors of the Company, as a group.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address of Beneficial Owner(a)	Ownership(a)		of Class(a)
Dimensional Fund Advisors LP	3,495,957	(b)	9.05%
T. Rowe Price Associates, Inc.	3,313,450	(c)	8.58%
Blue Chip Venture Company, Ltd.	3,246,356	(d)	8.40%
Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C.	2,975,452	(e)	7.68%
Riley Investment Management LLC	2,525,018	(f)	6.54%
William L. Stakelin	1,593,867	(g)	4.00%
John H. Wyant	3,296,356	(d)(h)	8.52%
Andrew L. Lewis, IV	15,000	(i)	*
Timothy M. Mooney	29,000	(j)	*
William P. Sutter, Jr.	72,000	(k)	*
Anthony A. Vasconcellos	579,469	(l)	1.48%
All executive officers and directors as a group (6 persons)	5,585,692	(m)	13.81%

*	Less than 1%.

(a)	The Securities and Exchange Commission has defined “beneficial ownership” to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below. All information regarding persons and entities other than the Company’s directors and Named Executives has been included by the Company in reliance upon the most recent SEC filings of such persons and entities.

Shares issuable upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities. Accordingly, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner exercises all options and warrants that are exercisable by him within 60 days and assuming that no other beneficial owner exercises options or warrants.

(b)	The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007, Dimensional Fund Advisors informed the Company that it has sole voting and/or investment power over the indicated shares in Dimensional Fund Advisors’ role as investment adviser or manager to four investment companies and certain commingled group trusts and separate accounts, none of whom are known to have such rights or powers with respect to more than five percent of the Company’s common stock. Dimensional Fund Advisors disclaims beneficial ownership of these securities.

(c)	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Pursuant to its Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007, T. Rowe Price Associates, Inc. informed the Company that it has sole voting power over 85,500 shares and sole dispositive power over 3,313,450 shares in T. Rowe Price Associates’ role as investment adviser to its various clients, none of whom are known to have such rights or powers with respect to more than five percent of the Company’s common stock. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these securities.

(d)	Includes: (A) 2,382,241 shares held by Blue Chip Capital Fund, II, Limited Partnership (“Blue Chip II”); (B) 300,479 shares held by Miami Valley Venture Fund, Limited Partnership (“Miami Valley”); and (C) 563,636 shares held by Blue Chip Capital Fund, III, Limited Partnership (“Blue Chip III”). Blue Chip Venture Company, Ltd. is the general partner of Blue Chip II and Blue Chip III and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II, Blue Chip III and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of those securities. The address of these entities and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(e)	The address of Weiss, Peck & Greer Investments, a division of Robeco USA, L.L.C. (formerly Weiss, Peck & Greer, L.L.C.), is 909 Third Avenue, New York, New York 10022. Pursuant to its Schedule 13D filed with the Securities and Exchange Commission on February 9, 2007, Robeco USA, L.L.C. informed the Company that it has shared voting and investment power over the indicated shares in its role as broker-dealer and investment adviser to: (A) 2,464,162 shares held by WPG Corporate Development Associates V, L.L.C. (“WPG V”), and (B) 381,290 shares held by WPG Corporate Development Associates V (Overseas), L.P. (“WPG Overseas”). In addition, WPG V and WPG Overseas own warrants to purchase 112,580 shares and 17,420 shares of Regent common stock, respectively. Robeco USA, L.L.C. is a Class A Member of WPG PE Fund Adviser II, L.L.C., General Partner of WPG V and a Class A Member of WPG PE Fund Adviser II (Overseas), L.P., General Partner of WPG Overseas.

(f)	The address of Riley Investment Management LLC is 11100 Santa Monica Blvd., Suite 810, Los Angeles, California 90025. Pursuant to its Schedule 13D filed with the Securities and Exchange Commission on April 4, 2007, Riley Investment Management LLC informed the Company that it has sole voting and dispositive power of the indicated shares. Riley Investment Management LLC has indicated that it has shared voting and dispositive power of 181,222 of the shares held by its investment advisory clients, and disclaims beneficial ownership of such shares.

(g)	Represents (A) 334,534 shares held by Mr. Stakelin individually (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan and 131,250 nonvested shares subject to a vesting period, none of which will vest by May 29, 2007); (B) 500 shares owned by Mr. Stakelin’s son and 500 shares owned by Mr. Stakelin’s daughter; and (C) options exercisable within 60 days for up to 1,258,333 shares of the Company’s common stock held by Mr. Stakelin.

(h)	Represents (A) options exercisable within 60 days for up to 45,000 shares of the Company’s common stock held by Mr. Wyant and (B) 5,000 nonvested shares subject to a four-year vesting period, of which 1,250 will vest by May 29, 2007. See also Note (d) above.

(i)	Represents (A) options exercisable within 60 days for up to 10,000 shares of the Company’s common stock held by Mr. Lewis and (B) 5,000 nonvested shares subject to a four-year vesting period, of which 1,250 will vest by May 29, 2007.

(j)	Represents (A) 4,000 shares held by Mr. Mooney individually; (B) options exercisable within 60 days for up to 20,000 shares of the Company’s common stock held by Mr. Mooney; and (C) 5,000 nonvested shares subject to a four-year vesting period, of which 1,250 will vest by May 29, 2007.

(k)	Represents (A) 25,000 shares held by Mr. Sutter individually and 2,000 shares held by Mr. Sutter’s two minor children; (B) options exercisable within 60 days for up to 40,000 shares of the Company’s common stock held by Mr. Sutter; and (C) 5,000 nonvested shares subject to a four-year vesting period, of which 1,250 will vest by May 29, 2007.

(l)	Represents: (A) 129,469 shares held by Mr. Vasconcellos (including shares held for his account in the Company’s 401(k) plan and Employee Stock Purchase Plan and 87,500 nonvested shares subject to a vesting period, none of which will vest by May 29, 2007); and (B) options exercisable within 60 days for up to 450,000 shares of the Company’s common stock held by Mr. Vasconcellos.

(m)	See Notes (d), (g), (h), (i), (j), (k) and (l) above.

AUDIT COMMITTEE REPORT
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the Audit Committee members are independent directors, as defined under current Nasdaq Stock Market listing standards. During the current year, the Audit Committee met eight times, including prior to the Company’s public announcements of its quarterly and year end earnings results and prior to the Company’s public filings of its interim and annual financial information as contained in each quarterly Form 10-Q filing and the annual Form 10-K filing. In all such meetings, the Audit Committee had the opportunity to discuss such results and disclosures with the Company’s Chief Financial Officer and independent auditors before the public dissemination and filing of such information.
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.
     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.
     The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2006, and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and their assertion on the design and effectiveness of the Company’s internal control over financial reporting and the independent auditors have the responsibility for the examination of those statements and assertion.
     Based on the review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee also engaged an independent registered public accounting firm to serve as the Company’s auditor for the year ending December 31, 2007.

2006 Audit Committee Members:	Timothy M. Mooney, Chairman
Andrew L. Lewis, IV
William P. Sutter, Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The independent registered public accounting firm of Deloitte & Touche LLP was engaged by Regent to audit Regent’s consolidated financial statements for the year ended December 31, 2006. It is anticipated that a representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of Deloitte & Touche LLP will be afforded an opportunity to make a statement if they so desire.
Approval of Appointment of Auditors for 2007
     The Audit Committee of the Board of Directors proposes and recommends that the stockholders approve the selection by the Committee of the firm of Deloitte & Touche LLP to serve as its independent registered public accounting firm for the Company for the year 2007. It is anticipated that a representative of Deloitte & Touche LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. Action by the stockholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the proposal approving Deloitte & Touche LLP as the Company’s independent registered public accounting firm is rejected by the stockholders then the Committee will reconsider its choice of independent auditors. Even if the proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the proposal unless otherwise instructed by the stockholder.
     Unless otherwise specified in the Company’s bylaws or by Delaware law, the approval of any matter presented to stockholders for a vote requires the affirmative vote of a majority of the votes present at the meeting and entitled to be cast by the holders of the Company’s common stock. Accordingly, the appointment of Deloitte & Touche LLP will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s common stock present or represented at the Annual Meeting. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.
The Audit Committee of the Board of Directors recommends the adoption of the proposal.
Principal Accounting Firm Fees
     The following table sets forth the aggregate fees billed to Regent Communications, Inc. for the fiscal years ended December 31, 2006 and 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP.

	December 31,		December 31,
	2006		2005
Audit Fees	$583,090	(a)	$439,010	(a)
Audit-Related Fees	25,000	(b)	—
Tax Fees	—		—
All Other Fees	1,500	(c)	1,500	(c)

Total	$609,590		$440,510

(a)	Includes fees for professional services rendered for the audit of the consolidated financial statements of the Company, the audit of management’s assessment of internal control over financial reporting, the audit of stand-alone financial statements for significant acquisitions, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Represents fees for services related to research and application of various accounting requirements.

(c)	Represents the annual charge for online access to an accounting, auditing and reporting library.
     The aggregate amount of all services other than audit and audit-related services provided by the auditors to the Company constituted 0.25% and 0.34% of the total amount of revenues paid by the Company to the auditors during 2006 and 2005, respectively.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor
     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. In January 2004, the Audit Committee established a policy requiring pre-approval by the committee of all audit and permissible non-audit services provided by the independent auditor, which policy can be found on the Company’s website at www.regentcomm.com by selecting the “Investor Information” tab and then selecting “Corporate Governance” under the “Inside Regent” heading. The policy provides for the general pre-approval of specific types of services subject to specific cost limits to be determined by the Audit Committee from time to time. Specific pre-approval is required for any services for which general pre-approval has been granted pursuant to the policy, if no cost limit has been set and/or if the cost would exceed the specified limit. All other permitted services also require specific pre-approval.
     The pre-approval policy adopted by the Audit Committee delegates pre-approval authority to any member of the Audit Committee to address any requests for pre-approval of services between Audit Committee meetings. Any member of the Audit Committee who exercises delegated authority must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to the Company’s management any authority to pre-approve services performed by the independent auditors.
     The Company’s Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services as determined pursuant to the annual auditor engagement letter and the fee limitations adopted pursuant to the pre-approval policy. The Chief Financial Officer shall report on the status of fees to the full Audit Committee no less frequently than annually, and more often as may be requested by the Audit Committee. For every proposed pre-approved service set forth in the policy, the independent auditor is to provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided.
     All of the services provided by the independent auditor to the Company in 2006 were specifically pre-approved by the Audit Committee.
STOCKHOLDER PROPOSALS FOR 2008
ANNUAL MEETING
     Stockholders may submit proposals to be voted on at the 2008 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent’s shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2008 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of proxy for the 2008 Annual Meeting, the proposal must be received at Regent’s principal executive offices no later than

December 1, 2007, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.
     Any stockholder who intends to propose any other matter to be acted upon at the 2008 Annual Meeting of Stockholders (but not include such proposal in the Company’s Proxy Statement) must inform the Company no later than February 5, 2008. If notice is not provided by that date, the persons named in the Company’s proxy for the 2008 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2008 Annual Meeting.
OTHER MATTERS
     At the Annual Meeting it is intended that the election of directors and the proposal to approve the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters that may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed proxy card intend to exercise the proxies granted to them and to vote according to their best judgment.
     You are urged to complete, sign, date and return your proxy card promptly to make certain that your shares will be voted at the 2007 Annual Meeting. For your convenience in returning the proxy card, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States. If you hold shares of Regent Communications, Inc. common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.
     A copy of Regent’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, not including exhibits, will be mailed without charge to stockholders upon request. Requests should be addressed to Ms. Ginger Scherbarth, Secretary, at the Company’s offices, 2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202. The Form 10-K includes certain listed exhibits, which will be provided upon payment of a fee covering the Company’s reasonable expenses.

By Order of the Board of Directors:

/s/ William L. Stakelin

William L. Stakelin, President and Chief Executive Officer

. NNNNNNNNNNNN NNNNNNNNN Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Andrew L. Lewis, IV 02 — Timothy M. Mooney 03 - William L. Stakelin 04 — William P. Sutter, Jr. 05 — John H. Wyant B Issues — The Board of Directors recommends a vote FOR the following Proposals. For Against Abstain 2. Proposal to approve the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007. 3. To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournment thereof. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Your signature to this Proxy should be exactly as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Regent Communications, Inc. Annual Meeting of Stockholders — May 9, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, on May 9, 2007, at 10:00 a.m., local time, and at any adjournments thereof, and hereby revokes any and all Proxies heretofore given. I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as indicated on the reverse side. If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PROPOSAL A1 ON THE REVERSE SIDE HEREOF, “FOR” PROPOSAL B2 SET FORTH ON THE REVERSE SIDE HEREOF, AND IN THE PROXY HOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. Please date, sign and promptly return in the accompanying envelope.

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext MR A SAMPLE 000000000.000000 ext 000000000.000000 ext DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 9, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Andrew L. Lewis, IV 02 — Timothy M. Mooney 03 — William L. Stakelin 04 — William P. Sutter, Jr. 05 — John H. Wyant B Issues — The Board of Directors recommends a vote FOR the following Proposals. For Against Abstain 2. Proposal to approve the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007. 3. To act in accordance with their best judgment on any other business that may properly come before the meeting and any adjournment thereof. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Your signature to this Proxy should be exactly as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Regent Communications, Inc. Annual Meeting of Stockholders — May 9, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William L. Stakelin and Anthony A. Vasconcellos, and each of them, as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Regent Communications, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Metropolitan Club, 50 East RiverCenter Boulevard, 19th Floor, Covington, Kentucky, on May 9, 2007, at 10:00 a.m., local time, and at any adjournments thereof, and hereby revokes any and all Proxies heretofore given. I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as indicated on the reverse side. If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PROPOSAL A1 ON THE REVERSE SIDE HEREOF, “FOR” PROPOSAL B2 SET FORTH ON THE REVERSE SIDE HEREOF, AND IN THE PROXY HOLDERS’ BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. Please date, sign and promptly return in the accompanying envelope.